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                                                                   EXHIBIT 10.19

            SUMMARY OF EXECUTIVE COMPENSATION AND BONUS ARRANGEMENTS

      As of June 1, 2006, the table below summarizes the current annual salary and bonus arrangements with each of the Company's executive officers. All of the compensation arrangements with the executive officers, including with respect to annual salaries and bonuses, are reviewed and may be modified from time to time by the Compensation Committee of the Board of Directors. The Compensation Committee approved the annual salary and bonus arrangements noted in the table below.

      On May 25, 2005, the Compensation Committee adopted an executive bonus plan effective May 25, 2005, a description of which is discussed below.

      The Company's executive officers are "at-will" employees. Currently, there are no written or oral employment arrangements with the executive officers, except that Keith Clark received a Contract of Employment dated July 5, 2000, a copy of such is filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended April 2, 2005. The Company's executive officers received standard forms of Indemnification Agreement and Change of Control Agreement. From time to time, the executive officers are granted stock options, subject to the approval of the Compensation Committee. The Company's standard forms of Indemnification Agreement, Change of Control Agreement and the 2001 Stock Incentive Plan are on file with the SEC.

                                                                SALARY       BONUS
EXECUTIVE OFFICER                                                  ($)         ($)
---------------------------------------------------------      -------       -----
Thomas P. Raimondi, Jr...................................      400,000(2)      (1)
   President, Chief Executive Officer and
   Chairman of the Board

Keith Clark..............................................      344,243(3)
   Executive Vice President, European Operations

Scott Poteracki..........................................      270,000         (1)
   Executive Vice President, Chief Financial Officer
   and Secretary

Richard L. Ruskin........................................      304,545(4)
   Executive Vice President, U.S. Sales And Marketing

Todd Williams.............................................     165,000(5)
   Vice President, Corporate Controller and Principal
   Accounting Officer

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(1)   Effective May 25, 2005, Messrs. Raimondi and Poteracki are eligible for annual bonuses of $120,000 and $90,000, respectively. The following guidelines apply to the annual incentive portion of the executives' compensation: (i) any incentive payments earned will be paid during the first quarter following the close of the current fiscal year; (ii) annual operating profitability for the Company, as determined by the Compensation Committee in its discretion, is a prerequisite for any annual incentive payments; and (iii) the specific incentive elements for each executive will be established by the Compensation Committee based on the approved annual financial plan.

(2) Mr. Raimondi's annual base salary was increased, effective May 25, 2005 from $337,000 to $400,000.

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(3)   Mr. Clark's salary is paid in British Pounds and translated to U.S.
      Dollars at the applicable exchange rates.

(4) Mr. Ruskin's current annual base salary is $225,000. In addition, he is eligible for commission compensation which was $79,545 in fiscal year 2006.

(5) Mr. Williams's annual base salary was increased in April 2006, from $150,000 to $165,000.

                         SUMMARY OF EXECUTIVE BONUS PLAN

On May 25, 2005, the Compensation Committee of the Board of Directors adopted an executive bonus plan effective May 25, 2005. Under this executive bonus plan, eligible executive officers may earn annual incentive compensation with the following guidelines:

      - any incentive payments earned will be paid during the first quarter following the close of the current fiscal year;

      - annual operating profitability for the Company, as determined by the Compensation Committee in its discretion, is a prerequisite for any annual incentive payments; and

      - the specific incentive elements for each executive will be established by the Compensation Committee based on the approved annual financial plan.

As of June 1, 2006, the Chief Executive Officer and Chief Financial Officer are eligible to participate in this executive bonus plan.